                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                    OFFER BY

                        ADVANTICA RESTAURANT GROUP, INC.
                                       TO
                                    EXCHANGE

         $204,050,000 PRINCIPAL AMOUNT OF 12 3/4% SENIOR NOTES DUE 2007

                                       OF

                             DENNY'S HOLDINGS, INC.
                                      AND

                        ADVANTICA RESTAURANT GROUP, INC.
                               (THE "NEW NOTES")

                                      FOR



   $265,000,000 OUTSTANDING PRINCIPAL AMOUNT OF 11 1/4% SENIOR NOTES DUE 2008
                                       OF

                        ADVANTICA RESTAURANT GROUP, INC.
                               (THE "OLD NOTES")
                            (CUSIP NO. 00758B-AA-7)


      PURSUANT TO THE PROSPECTUS DATED JANUARY 3, 2002, AS FILED WITH THE


                       SECURITIES AND EXCHANGE COMMISSION



    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Exchange Offer if (1) certificates evidencing the Old Notes and all other documents required by the letter of transmittal (the "LETTER OF TRANSMITTAL") related to the Exchange Offer cannot be delivered to U.S. Bank National Association (the "EXCHANGE AGENT") on or prior to the Expiration Date or (2) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer - Procedures for Tendering" in the Prospectus (as defined below). In addition, in order to tender Old Notes according to the guaranteed delivery procedures, (1) such tender must be made by or through an Eligible Guarantor Institution (as defined below), (2) on or prior to the Expiration Date, the Exchange Agent must receive from an Eligible Guarantor Institution this properly completed and duly executed Notice of Guaranteed Delivery, (A) setting forth the name and address of the holder of the Old Notes and the amount of Old Notes tendered, (B) stating that the tender is being made thereby and (C) guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Guarantor Institution with the Exchange Agent, and (3) the certificates representing all physically-tendered Old Notes, in proper form for transfer, or a book-entry confirmation, in either case, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Letter of Transmittal.


    ADVANTICA IS OFFERING THE NEW NOTES PURSUANT TO REGISTRATION IN PENNSYLVANIA AND PURSUANT TO STATE EXEMPTIONS FROM REGISTRATION IN OTHER STATES. IN ORDER TO AVAIL ITSELF OF THESE STATE EXEMPTIONS, ADVANTICA IS MAKING THE EXCHANGE OFFER ONLY TO (1) INSTITUTIONAL INVESTORS AS DESCRIBED IN THE LETTER OF TRANSMITTAL, AND (2) RESIDENTS OF STATES OR OTHER JURISDICTIONS THAT EXEMPT THE OFFER FROM REGISTRATION EVEN IF DIRECTED TO A PERSON OR ENTITY THAT IS NOT AN INSTITUTIONAL INVESTOR. IF A HOLDER DOES NOT FALL WITHIN THE DESCRIPTION OF A QUALIFYING INSTITUTIONAL INVESTOR, ADVANTICA MAY STILL BE ABLE TO MAKE AN OFFER TO THAT HOLDER. ADVANTICA WILL MAKE THAT DETERMINATION AFTER RECEIPT OF SUCH HOLDER'S LETTER OF TRANSMITTAL.

                 The Exchange Agent for the Exchange Offer is:

                         U.S. BANK NATIONAL ASSOCIATION

         By Registered or Certified Mail:                      By Hand or Overnight Courier:
          U.S. Bank National Association                      U.S. Bank, National Association
             Corporate Trust Services                            Corporate Trust Services
               180 East Fifth Street                               180 East Fifth Street
             St. Paul, Minnesota 55101                           St. Paul, Minnesota 55101
     Attention: Specialized Finance Department           Attention: Specialized Finance Department

                           By Facsimile (for Eligible
                              Institutions only):
                        (651) 244-1537 or (651) 244-8883

                              Confirm Facsimile by
                                Telephone ONLY:
                                 (800) 934-6802

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Guarantor Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:


     Upon the terms and subject to the conditions set forth in the prospectus filed by Advantica Restaurant Group, Inc. ("ADVANTICA") and Denny's Holdings, Inc. ("DENNY'S HOLDINGS") dated January 3, 2002 as filed with the Securities and Exchange Commission (the "PROSPECTUS") and the accompanying Letter of Transmittal, the undersigned hereby tenders to Advantica the principal amount of Old Notes indicated below, pursuant to the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal.



     A withdrawal of a tender may only occur on or prior to the Expiration Date in accordance with the procedures set forth in "The Exchange Offer -- Withdrawal of Tenders" section of the Prospectus.


     In the event of a termination of the Exchange Offer, certificates representing the Old Notes tendered pursuant to the Exchange Offer will be returned to the tendering holders promptly or, in the case of Old Notes tendered by book-entry transfer, such Old Notes will be credited to the account maintained at DTC from which such Old Notes were delivered. If Advantica and Denny's Holdings make a material change in the terms of the Exchange Offer, Advantica and Denny's Holdings will disseminate additional material and will extend the Exchange Offer, in each case to the extent required by law.

     The undersigned understands that the exchange by the Exchange Agent for Old Notes tendered and accepted for payment pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) AND a properly completed Letter of Transmittal executed with any required signature guarantee(s), and any other documents required by the Letter of Transmittal.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

                            PLEASE SIGN AND COMPLETE


     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for such Old Notes or, if tendered by a DTC participant, exactly as such participant's name appears on a security position listing of DTC as the owner of such Old Notes, or by person(s) authorized to become the registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and full title as indicated below and submit evidence satisfactory to Advantica of such person's authority so to act.


Aggregate Principal Amount of Old Notes Tendered:

------------------------------------------------------

Certificate No(s). (if available):

------------------------------------------------------

Window Ticket No. (if any):

------------------------------------------------------

Check box if Old Notes will be tendered by book-entry transfer:

[ ] U.S. BANK NATIONAL ASSOCIATION

Account
Number:
--------------------------------------------

VOI Number (MUST INCLUDE):

------------------------------------------------------

Dated:
----------------------------------------------

Name(s) of Holder(s):

------------------------------------------------------

------------------------------------------------------

Address(es) of Holder(s):

------------------------------------------------------

------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code(s) and Telephone Number(s):

------------------------------------------------------

Name(s) of Authorized Signatory(ies):

------------------------------------------------------

Full Title(s):
----------------------------------------

Address(es) of Authorized Signatory(ies):

------------------------------------------------------

Signature(s) of Registered Holder(s) or Authorized Signatory(ies):

------------------------------------------------------

------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "ELIGIBLE GUARANTOR INSTITUTION"), hereby guarantees to deposit with the Exchange Agent a properly completed and duly executed Letter of Transmittal and the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Guarantor Institution that completes this form must communicate the Guarantee to the Exchange Agent and must deliver the required documents to the Exchange Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Guarantor Institution.

---------------------------------------------    ---------------------------------------------
Name of Firm                                     Authorized Signature

---------------------------------------------    ---------------------------------------------
Address                                          Name

---------------------------------------------    ---------------------------------------------
            (INCLUDING ZIP CODE)                 Title

Area Code & Tel. No.                             Date
  -------------------------------                ---------------------------------------------

NOTE: DO NOT SEND PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.